UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES AND EXCHANGE ACT OF 1934

                                 July 3, 2002
                Date of Report (Date of earliest event reported)

                    MID-AMERICA APARTMENT COMMUNITIES, INC.
               (Exact Name of Registrant as Specified in Charter)

        TENNESSEE                     1-12762                   62-1543819
(State of Incorporation)      (Commission File Number)       (I.R.S. Employer
                                                          Identification Number)

                         6584 POPLAR AVENUE, SUITE 300
                           MEMPHIS, TENNEESSEE 38138
                    (Address of principal executive offices)

                                 (901) 682-6600
              (Registrant's telephone number, including area code)

             (Former name or address, if changed since last report)
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ITEM 5.  Other Event

Mid America Apartment Communities,  Inc. (MAA)

Mid-America Apartment Communities and Crow Holdings Form Joint Venture; Announce Initial Acquisition

July 3, 2002

Mid-America Apartment Communities, Inc. (NYSE: MAA), Memphis, TN. Mid-America Apartments announced today that it has signed a partnership agreement with Crow Holdings to pursue the acquisition of multifamily redevelopment investment opportunities. The joint venture is expected to acquire approximately $150 million of multifamily properties located in major and select secondary markets throughout the southeast and south central region of the US. Mid-America
Apartments will provide acquisition, redevelopment and property management services to the partnership and will own a one-third interest in the partnership.

Mid-America also announced the acquisition of the Preston Hills at Mill Creek apartment community in Buford, GA, a suburb market of metro Atlanta. Preston Hills is a 464 unit apartment community built in 2000 and was acquired for $33.7 million. The property is located near the new Mall of Georgia in Gwinett County, a high growth corridor for the Atlanta area. Mid-America and Crow Holdings expect this acquisition to be the first investment in their newly formed partnership upon finalizing and closing the partnership debt financing program. The venture expects to put in place a $100 million credit facility with Freddie Mac within the next 90 days.

Eric Bolton, President and CEO of Mid-America said, "We are excited to kick off this joint venture with Crow Holdings, which brings together two organizations with a successful track record of investment, asset management and property management operations. The long term outlook for the Atlanta metro area is promising and we look forward to doing well on this investment with our partners at Crow Holdings. We are continuing to pursue a number of attractive investment opportunities in other large metro markets in the southeastern US and look forward to expanding this initiative."

Mid-America Apartment Communities is a NYSE traded multifamily REIT specializing in the acquisition, redevelopment and management of apartment properties throughout the southeast and south central US with over 33,000 units under ownership and management. Crow Holdings is a group of international, diversified investment holding companies that owns and directs the investments of the Trammell Crow family and manages investments on behalf of the Trammell Crow family and its investment partners.


MAA is a self-administered, self-managed apartment-only real estate investment trust which owns or has ownership interest in 33,923 apartment units throughout the southeast and southcentral U.S. For further details, please refer to our website at www.maac.net or contact Simon R. C. Wadsworth at 901/682-6668, ext.
105. 6584 Poplar Ave., Suite 300, Memphis, TN 38138.


Certain matters in this press release may constitute forward-looking statements within the meaning of Section 27-A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934. Such statements include, but are not limited to, statements made about anticipated market conditions, anticipated acquisitions, redevelopment opportunities, and property financing. Actual results and the timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors, including a downturn in general economic conditions or the capital markets, competitive factors including overbuilding or other supply/demand imbalances in some or all of our markets, changes in interest rates and other items that are difficult to control, as well as the other general risks inherent in the apartment and real estate businesses. Reference is hereby made to the filings of Mid-America Apartment Communities, Inc., with the Securities and Exchange Commission, including quarterly reports on Form 10-Q, reports on Form 8-K, and its annual report on Form 10-K, particularly including the risk factors contained in the latter filing.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchnage Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                    MID-AMERICA APARTMENT COMMUNITIES, INC.

Date:  July 3, 2002                  /s/Simon R.C. Wadsworth
                                    Simon R.C. Wadsworth
                                    Executive Vice President
                                    (Principal Financial and Accounting Officer)